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                                                                   Exhibit 10.23


                        FORBEARANCE AGREEMENT AND RELEASE

                  This FORBEARANCE AGREEMENT AND RELEASE (this "Agreement") is hereby entered into as of August 30, 2001 (the "Effective Date") by and among COMERICA BANK-CALIFORNIA ("Bank"), a California banking corporation, with its office at 333 West Santa Clara Street, San Jose, California 95113 and WOOD ALLIANCE, INC. d/b/a WOOD ASSOCIATES, INC., f/k/a Wood Alliance S.P. Inc. ("Borrower"), a California corporation, with its principal place of business at 3073 Corvin Drive, Santa Clara, California 95051.

                                    RECITALS

                  A. Borrower and Bank are parties to that certain Amended and Restated Revolving Loan and Security Agreement dated January 31, 2000, as amended by that certain First Amendment to Amended and Restated Revolving Loan and Security Agreement dated July 6, 2001 (the foregoing is collectively referred to as the "Loan Agreement") pursuant to which Bank made available to Borrower a revolving line of credit (the "Line of Credit") in an aggregate principal amount of up to Twelve Million and 00/100 Dollars ($12,000,000.00). The Loan Agreement and all agreements, documents and instruments executed by Borrower in connection with the Loan Agreement are collectively referred to as the "Loan Documents". Capitalized terms not otherwise defined herein shall have the meanings given such terms in the Loan Documents.

                  B. In order to induce Bank to extend the Line of Credit to Borrower, Monte D. Wood, an individual, and James D. Childers an individual (each a "Guarantor" and collectively the "Guarantors") have each executed a guaranty in favor of Bank and each dated as of September 5, 1995 (each a "Guaranty" and collectively the "Guaranties"), pursuant to which Guarantors guaranteed the obligations owing to Bank by Borrower, as set forth more completely in each of their respective Guaranties.

                  C. There is presently due and owing to Bank, as of August __, 2001, the principal amount of Seven Million One Hundred Forty-Seven Thousand Nine Hundred Eight Dollars and 00/100 Dollars ($7,147,908.00), plus accrued but unpaid interest, as of August __, 2001, together with certain costs and expenses of Bank, including attorneys' fees. Interest and such costs and expenses continue to accrue.

                  D. Borrower has acknowledged and hereby further acknowledges that the following Events of Default (the "Existing Defaults") exist under the Loan Agreement: (i) failure to comply with the required Quick Ratio set forth in
Section 8.1 of the Loan Agreement; (ii) failure to comply with the Tangible Net Worth Ratio set forth in Section 8.2 of the Loan Agreement; (iii) failure to comply with the Tangible Effective Net Worth covenant set forth in Section 8.3 of the Loan Agreement; (iv) failure to comply with the Profitability covenant set forth in Section 8.4 of the Loan Agreement.

                  E. Because of the Existing Defaults, Bank has no obligation to make additional advances under the Line of Credit, all sums outstanding under the Line of Credit are due and payable, and Bank has full legal right to exercise its default rights and remedies under the Loan Documents. Such remedies include, but are not limited to, the right to repossession and sale of the Collateral.

                  F. Borrower has requested that Bank continue to make advances and forbear for a period of time from exercising its rights and remedies under the Loan Documents.

                  G. Bank may, in its sole absolute discretion, continue to make advances to Borrower under the Line of Credit, and Bank will forbear from exercising its rights and remedies under the Loan Documents, on the terms and conditions set forth herein.

                                    AGREEMENT

                  NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as set forth below.


                                        1

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           1. Incorporation of Recitals. Each of the above Recitals is hereby
              -------------------------
incorporated herein by this reference.

           2. Incorporation of the Loan Documents. The Loan Documents, together
              -----------------------------------
with the other documents and instruments executed pursuant to this Agreement, are incorporated herein by this reference.

           3. Ratification of Obligations. Borrower ratifies and reaffirms the
              ---------------------------
Obligations, which are currently outstanding in the amounts set forth in Recital C, without setoff, defense, or counterclaim.

           4. Conditions Precedent to Bank's Obligations. This Agreement shall
              ------------------------------------------
not be effective as against Bank unless and until each of the following conditions (each a "Condition Precedent" and collectively the "Conditions Precedent") shall have been satisfied in Bank's sole discretion or waived by Bank, for whose sole benefit such Conditions Precedent exist:

              4.1 Authorization. Bank shall have received a certified copy of
                  -------------
all corporate action taken by Borrower to authorize the execution, delivery, and performance of this Agreement.

              4.2 Execution and Delivery of this Agreement. Borrower shall have
                  ----------------------------------------
duly executed and delivered this Agreement and any other documents required hereby, all in form and content satisfactory to Bank, by no later than August 30, 2001.

              4.3 iPrint Loan. iPrint Technologies, Inc. shall have lent to
                  -----------
Borrower at least One Million Two Hundred Thousand and 00/100 Dollars ($1,200,000.00) as of the date of this Agreement, which debt shall be subordinated to the Obligations pursuant to a subordination agreement in form and substance acceptable to Bank.

              4.4 Guarantor's Consent. Each Guarantor shall have executed the
                  -------------------
consent at the end of this Agreement.

              4.5 Payment of Bank's Attorneys' Fees and Costs. Borrower shall
                  -------------------------------------------
have paid the Bank all of Bank's costs and expenses (including appraisal fees and attorneys' fees) incurred in connection with the negotiation, preparation and execution of this Agreement and satisfaction of the Conditions Precedent.

              4.6 Payment of Accrued Interest. Borrower shall have paid to Bank
                  ---------------------------
all accrued and unpaid interest through August 30, 2001.

              4.7 Further Assurances. Bank shall have received such other
                  ------------------
documents and instruments as Bank may reasonably require in order to put into effect the terms of this Agreement.

           5. Terms and Conditions of Forbearance. Subject to the satisfaction
              -----------------------------------
of the Conditions Precedent, and subject to the additional terms and conditions herein, during the period (the "Forbearance Period") commencing on the date hereof and ending on the earlier to occur of (a) January 1, 2002; or (b) the date that any Forbearance Default (defined below) occurs, Bank will forbear in the exercise of its rights and remedies under the Loan Documents and applicable law with respect to the Existing Defaults.

              5.1 Forbearance. Without limiting the generality of the foregoing,
                  -----------
during the Forbearance Period, Bank will not (a) accelerate the maturity of the Obligations or initiate proceedings to collect the Obligations; (b) file or join filing any involuntary petition in bankruptcy with respect to Borrower, or otherwise initiate or participate in similar insolvency reorganization, or moratorium proceeding for the benefit of creditors of Borrower; (c) repossess or sell, through judicial proceedings or otherwise, any of the Collateral, provided that Bank shall continue to collect the Accounts and apply proceeds thereof to the Line of Credit as provided in the Loan Agreement; or (d) initiate proceedings to enforce the Guaranty.

              5.2 Advances under Line of Credit. Bank may, in its sole and
                  -----------------------------
absolute discretion, during the Forbearance Period, make advances under the Line of Credit, subject, however, to the amendments to the

Loan Documents set forth in Section 6 hereof. Each advance under the Line of Credit, if any, shall be based on the submission by Borrower of daily Borrowing Base Certificates and bi-weekly accounts receivable agings and inventory balance reports.

                   5.3 Reservation of Rights. Bank reserves its rights to
                       ---------------------
declare a default and/or an Event of Default and/or to enforce its rights and remedies with respect to defaults other than the Existing Defaults during the Forbearance Period.

              6.   Amendments to the Loan Agreement. In order to induce Bank to
                   --------------------------------
enter into this Agreement, and as separate bargained-for consideration, Borrower agrees to the following amendments to the Loan Agreement:

                   6.1 Amendment to Definition of "Committed Line". The
                       -------------------------------------------
definition "Committed Line" is hereby amended by deleting the term "Twelve Million and 00/100 Dollars ($12,000,000.00)" and replacing it with the term "Ten Million and 00/100 Dollars ($10,000,000.00)".

                   6.2 Amendment to Definition of "Termination Date". The
                       ---------------------------------------------
definition "Termination Date" is hereby amended by deleting it in its entirety and replacing it with the following:

                   "Termination Date" means the earlier of (a) acceleration of the Obligations for any reason under the terms of this Agreement; (b) the date on which Bank elects to terminate this Agreement pursuant to the terms herein; or (c) January 1, 2002."

                   6.3 Amendment to Definition of "UCC". The definition "UCC" is
                       --------------------------------
hereby amended by deleting it in its entirety and replacing it with the following:

                   "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of California as amended from time to time, and any successor statute".

                   6.4 Amendment to Section 2.1(a) of the Loan Agreement.
                       -------------------------------------------------
Section 2.1(a) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                   "(a) Borrowing Base. Borrowing Base shall mean an amount
                        --------------
           equal to the sum of (i) eighty percent (80%) of Eligible Accounts; plus (ii) until September 30, 2001, seventy percent (70%) of Eligible
           ----
           Accounts due and payable within one hundred twenty (120) days or less from the invoice date in which the account debtor is either, Bloomberg, L.P., BP Corp North America, Inc., an Indiana corporation, The Charles Schwab Corporation, a Delaware corporation, Chevron Corporation, a Delaware corporation, Coca Cola Co., a Delaware corporation, Compaq Computer Corp., a Delaware corporation, SBC Communications, Inc., a Delaware corporation, or Sun Microsystems, Inc., a Delaware corporation, which amount shall not exceed One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00); plus (iii)
                                                                    ----
           the lesser of (1) Two Million and 00/100 ($2,000,000.00); and (2)
           fifty percent (50%) of Eligible Inventory."

                   6.5 Amendment to Section 2.2(b) of the Loan Agreement.
                       -------------------------------------------------
Section 2.2(b) of the Loan Agreement is amended by deleting the term "Three Million and 00/100 Dollars ($3,000,000.00)" and replacing it with the term "One Million and 00/100 Dollars ($1,000,000.00)".

                   6.6 Amendment to Section 2.2(e) of the Loan Agreement.
                       -------------------------------------------------
Section 2.2(e) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:


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
               "(e) Borrower shall pay to Bank fees upon the issuance or amendment of each Letter of Credit and upon the payment by Bank of each draft under any Letter of Credit determined in accordance with Bank's standard fees and charges in effect at the time any Letter of Credit is issued or amended or any draft is paid. In addition, Borrower shall pay to Bank a fee equal to two percent (2.0%) per annum of the face amount of all Letters of Credit, which fee shall be payable in advance of issuance."

               6.7   Amendment to Section 2.5 of the Loan Agreement.  Section
                     ----------------------------------------------
2.5 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

               "2.5  Interest. Borrower shall pay interest to Bank on the
                     --------
          outstanding and unpaid principal balance of the Advances made under the Revolving Facility at a rate per annum equal to the Base Rate plus one and three quarters percent (1.75%)."

               6.8   Amendment to Section 7.3(b) of the Loan Agreement. Section
                     -------------------------------------------------
7.3(b) of the Loan Agreement is hereby amended by deleting the term "one hundred twenty (120)" and replacing it with the term "ninety (90)".

               6.9   Amendment to Section 7.3 of the Loan Agreement.  Section
                     ----------------------------------------------
7.3 of the Loan Agreement is hereby amended by adding new subsection (d) and (e) as follows:

               "(d)  Projections. As soon as available and in any event no later
                     -----------
          than thirty (30) days prior to the end of each fiscal quarter of Borrower, Borrower will deliver Projections of Borrower for the forthcoming six (6) months, provided, however, upon an Event of Default Borrower shall deliver updated Projections to Bank as of the end of each quarter or within three (3) Business Days of Bank's request for such Projections. As used herein, "Projections" means Borrower's forecasted (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, and consistent with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions."

               "(e)  Daily Borrowing Base Certificate. On each Business Day,
                     --------------------------------
          Borrower shall deliver to Bank: (i) a Borrowing Base Certificate updated to reflect the most recent sales and collections of Borrower and an assignment schedule of all Accounts created by Borrower on that day; (ii) an invoice register or sales journal describing all sales of Borrower for that day, in form and substance satisfactory to Bank, and, if Bank so requests, copies of invoices evidencing such sales and proofs of delivery relating thereto; and (iii) a cash receipts journal."

               6.10  Amendment to Section 7.5 of the Loan Agreement. Section 7.5
                     ----------------------------------------------
of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

               "7.5  Monthly A/R and A/P Agings; Inventory Reports. Within
                     ---------------------------------------------
          fifteen (15) days after the last day of each month, Borrower shall deliver to Bank a monthly aged listings of accounts receivable and accounts payable. In addition, on the first (1/st/) and fifteenth (15/th/) day of each month, Borrower shall deliver to Bank an inventory report in form and substance acceptable to Bank."

               6.11  Amendment to Section 7.8 of the Loan Agreement. Section 7.8
                     ----------------------------------------------
of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

               "7.8  Audit of Accounts and Inventory. Bank shall have
                     -------------------------------
          the right to conduct audits, at Borrower's expense, of Borrower's Accounts, Inventory and Borrower's Books on a periodic basis during the term of this Agreement, and upon an Event of Default as frequent as Bank may determine in its reasonable discretion."

               6.12  Amendment to Sections 8.4 of the Loan Agreement. Sections
                     -----------------------------------------------
8.4 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

               "8.4  Profitability. Commencing September 30, 2001, Borrower
                     -------------
          shall not incur monthly negative EBITDA greater than Two Hundred Thousand and 00/100 Dollars ($200,000.00), exclusive of restructuring charges, for each month.

               6.13  Amendment to Section 8 of the Loan Agreement.  Section 8 of
                     --------------------------------------------
 the Loan Agreement is hereby amended by adding the following:

               "8.5  Restructuring Charges.  Borrower shall not incurr
                     ---------------------
          restructuring charges in excees of Three Hundred Thousand and 00/100 Dollars ($300,000.00)."

               "8.6  Borrowing Base Availability.  Borrower shall maintain
                     ---------------------------
          Availiability under the Revolving Facility as of the dates set forth below in amounts greater than:

                        $1,500,000.00             September 30, 2001

                        $300,000.00               October 30, 2001

                        $50,000.00                November 30, 2001

                        $0.00                     December 31, 2001

          As used herein, "Availability" means an amount equal to the Borrowing Base, less the unpaid principal balance of the Revolving Facility.
                ----

          7.   Financial Covenants.  During the Forbearance Period, Borrower
               -------------------
will not be required to comply with the financial covenants set forth in Sections 8.1, 8.2 and 8.3 of the Loan Agreement.

          8.   Representations and Warranties.  Borrower hereby represents and
               ------------------------------
warrants to Bank as follows:

               8.1   Recitals.  The Recitals in this Agreement are true and
                     --------
correct.

               8.2   Incorporation of Representations and Warranties. All
                     -----------------------------------------------
representations and warranties of Borrower in the Loan Agreement are incorporated herein in full by this reference and are true and correct as of the date hereof.

               8.3   Incorporation, Good Standing, and Due Qualification.
                     ---------------------------------------------------
Borrower is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged in; and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

               8.4   Corporate Power and Authority. The execution, delivery, and
                     -----------------------------
performance by Borrower of this Agreement has been duly authorized by all necessary corporate action and does not and will not (a) require any consent or approval of the stockholders of such corporation; (b) contravene such corporation's charter or bylaws; (c) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to Borrower; (d) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Borrower is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of any lien, upon or with respect to any of the properties now owned or hereafter acquired by Borrower; and (f) cause Borrower to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease, or instrument.

               8.5   Legally Enforceable Agreement. This Agreement is the legal,
                     -----------------------------
valid, and binding obligations of Borrower, enforceable against Borrower in accordance with its respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.

               8.6   Obligations Absolute.  The obligation of Borrower to repay
                     --------------------
the Obligations is absolute and unconditional, and there exists no right of setoff or recoupment, counterclaim or defense of any nature whatsoever to payment of the Obligations.

          9.   Borrower's Covenants.  Unless Bank otherwise consents in writing,
               --------------------
Borrower agrees that during the Forbearance Period:

               9.1   Compliance with Loan Documents. Borrower shall continue to
                     ------------------------------
comply with all covenants and other obligations of Borrower under the Loan Documents, provided that Borrower shall not be required to cure the Existing Defaults during the Forbearance Period.

               9.2   Payment of Interest on Line of Credit. Interest required to
                     -------------------------------------
be paid under the Loan Documents shall be paid by Borrower to Bank on a monthly basis as provided in the Loan Documents.

               9.3   Dividends. Borrower shall not declare or pay any dividends;
                     ---------
or purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such whether in cash, assets, or in obligations of Borrower; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of any shares of its capital stock; or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock; or permit any of its Subsidiaries to purchase or otherwise acquire for value any stock of Borrower or another Subsidiary.

          10.  Releases.  The parties have agreed to the terms set forth below
               --------
with respect to releases.

               10.1  Release. Except for the obligations created or acknowledged
                     -------
by this Agreement, the Loan Documents (as modified hereby and by any documents executed in connection herewith) and/or any of the documents executed in connection with this Agreement, Borrower, Guarantors, and their respective former and present employees, partners, stockholders, directors, officers, successors, assignees, agents, and attorneys, hereby absolutely discharge and release Bank and Bank's former and present employees, partners, stockholders, directors, officers, successors, assignees, agents and attorneys from any and all liabilities, causes of action, claims, which do or may exist, whether known or unknown, suspected, or unsuspected arising out of or in any way relating to either the Line of Credit, this Agreement and/or the Loan Documents (as modified hereby and by any documents executed in connection herewith) between Bank on the one hand and Borrower, and Guarantors on the other hand as of the date hereof (the "Released Matters"). Nothing in this Section 10.1 shall be construed as affecting or limiting in any way the parties' express contractual obligations to each other hereunder or under the Loan Documents(as modified hereby and by any documents executed in connection herewith).

               10.2  No Actions.  Borrower and Guarantors covenant and agree
                     ----------
that neither they nor their respective present or former agents, employees or assignees; will hereafter commence, maintain or prosecute any action at law or otherwise, or assert any claim against Bank or Bank's present or former officers, directors, agents, employees, and attorneys for damages or loss of any kind or amount arising out of or related in any way to the Released Matters.

               10.3 Acknowledgment. Borrower and Guarantors hereby acknowledge
                    --------------
that either of such parties may hereafter discover facts different from or in addition to those now known or believed to be true, and agree that this Agreement shall remain in full force and effect, notwithstanding the existence of any such different or additional facts. Borrower and Guarantors hereby waive any and all rights which any such party has or may have under the provisions of
Section 1542 of the California Civil Code as now worded and as hereafter amended, which section presently reads as follows

               "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THECREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

          11.  Defaults. Each of the following shall constitute a "Forbearance
               --------
Default" hereunder:

               11.1 Event of Default. The existence of any Event of Default
                    ----------------
(other than the Existing Defaults) under the Loan Agreement or any other Loan Document.

               11.2 Covenants. Borrower or Guarantor fails to keep or perform
                    ---------
any of the covenants or agreements contained in this Agreement.


               11.3 Representation and Warranties. Any representation or
                    -----------------------------
warranty of Borrower or Guarantor herein is false, misleading or incorrect in any material respect.

          12.  Remedies. If a Forbearance Default occurs or exists, Bank may
               --------
declare this Agreement to be terminated. Upon such termination, Bank shall be relieved of its obligations set forth herein and, accordingly, Bank shall be free to declare any and all of the Obligations to be immediately due and payable, and Bank may proceed to enforce its rights under each of the Loan Documents and applicable law.

          13.  Legal Effect. Except as specifically provided by this Agreement
               ------------
and any documents executed in connection herewith, all of the terms and conditions of the Loan Documents are and shall remain in full force and effect in accordance with their respective terms, and this Agreement shall not be construed to: (a) impair the validity, perfection or priority of any lien or security interest securing the Obligations; (b) waive or impair any rights, power or remedies of Bank under the Loan Agreement and any other Loan Document upon termination of the Forbearance Period, with respect to the Existing Defaults or otherwise; (c) constitute an agreement by Bank or require Bank to extend the Forbearance Period, or grant additional forbearance periods, or extend the term of the Loan Agreement or the time for payment of any Obligations; (d) make any advance under the Line of Credit or other extensions of credit to Borrower after the termination of the Forbearance Period.

          14.  Documentation Fee. Borrower shall pay to Bank as a forbearance
               -----------------
fee the amount of fifty Thousand and 00/100 Dollars ($50,000.00), which fee shall be fully earned as of and payable on the date hereof, provided, however that if the Obligations are indefeasibly paid in full by November 1, 2001 as a result of a merger or sale of the company, then Bank shall refund to Borrower a portion of the forbearance fee in the amount of Fifteen Thousand and 00/100 Dollars ($15,000.00).

          15.  Inconsistency. In the event of any inconsistency between the
               -------------
terms of this Agreement and any other Loan Document, this Agreement shall govern.

          16.  Consultation with Counsel. Borrower acknowledges that it has
               -------------------------
consulted with counsel and with such other experts and advisors as it has deemed necessary in connection with the negotiation, execution, and delivery of this Agreement.

          17.  General Terms. The parties have agreed to the general provisions
               -------------
set forth below.

               17.1  Disposition of Collateral. Borrower and Guarantor hereby
                     -------------------------
waive, to the extent permitted by applicable law, any and all of their rights under Article 9 of the Uniform Commercial Code, including but not limited to,
(a) notification of the time and place of any public sale of the Collateral; (b) notification of the time after which any private sale or other intended disposition of the Collateral is to be made; (c) any rights relating to the compulsory disposition of the Collateral; and (d) any right to redeem the Collateral.

               17.2  Relief From Stay. Borrower hereby agrees that, in
                     ----------------
consideration of Bank's forbearance of the exercise of its rights and remedies as set forth herein, in the event Borrower shall (a) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended; (b) be the subject of any order for relief issued under such Title 11 of the U.S. Code, as amended; (c) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors; (d) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, or liquidator; (e) be the subject of any order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or relief for debtors, Bank shall thereupon be entitled to relief from any automatic stay imposed by Section 362 of Title 11 of the U.S. Code, as amended, or otherwise, on or against the exercise of the rights and remedies otherwise available to Bank as provided in the Loan Documents and this Agreement, and as otherwise provided by law.

               17.3  Appointment of Receiver. Borrower agrees that upon
                     -----------------------
termination of the Forbearance Period, Bank shall be entitled to appointment of a receiver for the Collateral.

               17.4  Effectiveness. The Loan Documents, except as modified
                     -------------
herein, are hereby reaffirmed, ratified and republished (including, without limitation, the grant of security interests contained therein) and Borrower shall comply with all of the terms and conditions thereof.

               17.5  Integration. This Agreement, any documents executed in
                     -----------
connection herewith and the Loan Documents (as modified hereby and by any documents executed in connection herewith) contain the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto.

               17.6  Successors and Assigns. This Agreement shall bind and inure
                     ----------------------
to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

               17.7  Indemnification. Borrower and Guarantors shall each defend,
                     ---------------
indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or Bank expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys' fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

               17.8  Severability of Provisions. In the event any one or more of
                     --------------------------
the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

               17.9  Amendments. Neither this Agreement nor any provisions
                     ----------
hereof may be changed, waived, discharged or terminated, nor may any consent to the departure from the terms hereof be given, orally (even if supported by new consideration), but only by an instrument in writing signed by all parties to this Agreement. Any waiver or consent so given shall be effective only in the specific instance and for the specific purpose for which given.

               17.10 Waiver. No failure to exercise and no delay in exercising
                     ------
any right, power, or remedy hereunder shall impair any right, power, or remedy which Bank may have, nor shall any such delay be construed to be a waiver of any of such rights, powers, or remedies, or any acquiescence in any breach or default hereunder; nor shall any waiver by Bank of any breach or default by Borrower hereunder be deemed a waiver of any default or breach subsequently occurring. All rights and remedies granted to Bank hereunder shall remain in full force and effect notwithstanding any single or partial exercise of, or any discontinuance of action begun to enforce, any such right or remedy. The rights and remedies specified herein are cumulative and not exclusive of each other or of any rights or remedies which Bank would otherwise have. Any waiver, permit, consent or approval by Bank of any breach or default hereunder must be in writing and shall be effective only to the extent set forth in such writing and only as to that specific instance.

               17.11 Interpretation. This Agreement and all agreements relating
                     --------------
to the subject matter hereof are the product of negotiation and preparation by and among each party and its respective attorneys, and shall be construed accordingly. The parties waive the provisions of California Civil Code (S)1654.

               17.12 Survival. All covenants, representations and warranties,
                     --------
waivers and releases of Borrower and Guarantor made in this Agreement shall survive the termination of the Forbearance Period and continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

               17.13 Counterparts. This Agreement may be signed in any number of
                     ------------
counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by telefacsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by telefacsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party; provided; however, that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

               17.14 Attorneys' Fees and Costs of Enforcement. In the event that
                     ----------------------------------------
any action is required to be taken by Bank to enforce or interpret its rights under this Agreement and any documents executed in connection therewith or the Loan Documents, whether or not suit is brought, or in the event of any dispute arising from this Agreement and any document executed in connection therewith or the Loan Documents Borrower shall pay to Bank the attorneys' fees and costs incurred by Bank in connection therewith, including, without limitation, any attorneys' fees and costs incurred in connection with any bankruptcy proceeding of Borrower, including, without limitation, any motion for relief from stay or dispute over or negotiation concerning cash collateral or nondischargeability, and any expert witness fees.

               17.15 Information to Third Parties. Borrower and Guarantors agree
                     ----------------------------
that Bank may provide information relating to this Agreement and/or the Loan Documents and/or relating to such parties to Bank's parent, affiliates, subsidiaries and service providers in the ordinary course of Bank's business.

               17.16 Notices. Unless otherwise provided in this Agreement, all
                     -------
notices or demands relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered, sent by certified mail or by facsimile to Bank or Borrower at their respective addresses set forth above.

               17.17 WAIVER OF JURY TRIAL. BANK, GUARANTORS AND BORROWER
                     --------------------
ACKNOWLEDGE AND AGREE THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY JURY EXCEED THE TIME AND EXPENSE REQUIRED FOR A BENCH TRIAL AND HEREBY WAIVE, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY.

          IN WITNESS WHEREOF, the parties hereto have agreed to the terms of this Forbearance Agreement and Release as of the Effective Date.

                               WOOD ALLIANCE, INC. d/b/a WOOD ASSOCIATES, INC.


                               By:  /s/ Monte Wood
                                   ---------------------------
                               Its: CEO
                                   ---------------------------



                               COMERICA BANK-CALIFORNIA

                                /s/ David L. Jackson
                               -------------------------------
                               By:      David L. Jackson
                               Its:     Vice President

                            REAFFIRMATION OF GUARANTY

          The undersigned Guarantors hereby acknowledge and agree that each Guarantor has read and is familiar with, and hereby consents to, all of the terms and conditions of the Forbearance Agreement and Release dated the date hereof ("Forbearance Agreement") by and between COMERICA BANK-CALIFORNIA, a California banking corporation ("Bank") and WOOD ALLIANCE, INC. d/b/a WOOD ASSOCIATES, INC., f/k/a Wood Alliance S.P. Inc. ("Borrower") and all of the agreements and documents referred to therein, and specifically consent to the forbearance as set forth therein, and in said agreements and documents. Each Guarantor hereby confirms and agrees that all of the terms and provisions of each Guarantor's Guaranty each dated September 5, 1995 are hereby ratified and confirmed, and shall continue in full force and effect as the guaranty of all Indebtedness (as the term "Indebtedness" is defined in the Guaranty), including the obligations of Borrower to Bank under the Forbearance Agreement.

          Bank has informed each Guarantor of the terms of said foregoing Forbearance Agreement. Each Guarantor acknowledges having read the same and consented to all of the terms and conditions thereof. Each Guarantor understands and agrees that Bank has no duty under any agreement with Borrower, the Guaranties or any other agreement with Guarantors to notify Guarantors or to seek this or any future acknowledgment, consent or reaffirmation, and nothing contained herein is intended to, or shall create such a duty as to any advances or transactions hereafter.

Dated: August 30, 2001.


 /s/ Monte Wood
--------------------------------------
Monte D. Wood, an individual


 /s/ James D. Childers
--------------------------------------
James D. Childers, an individual